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                                                                     EXHIBIT 23


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 11-K/A Amendment No. 1, into the Company's previously filed Registration Statements on Form S-3 (Registration Nos. 33-25040, 33-31172, 33-31336, 33-36682, 33-40445, 33-42930,
33-47429, 33-54832, 33-56154, 33-58274, 33-60610, 33-65128, 33-67642, 33-68672,
33-69130, 33-51267 and 33-51751), Form S-4 (Registration Nos. 33-29311,
33-38231 and 33-44635) and Form S-8 (Registration Nos. 33-23765, 33-32337,
33-45183, 33-64494 and 33-53949).



                                                     ARTHUR ANDERSEN & CO.





Fort Lauderdale, Florida,
  June 27, 1994.